Exhibit 10.28

Number: [Yin Hu Xin E Rong 2024 Zi No. 7316511066 202500105497]

Contract for Renminbi Working Capital Loan

(Version 3.0, 2024)

Customer Notice

1、 Your company can sign offline or through USB key electronic signature on CITIC Bank’s online banking or mobile banking. Before signing this agreement, please carefully read all the contents of this agreement. If you do not agree with any of the contents of this agreement or cannot accurately understand the interpretation of the relevant terms, please do not proceed with any further actions.

2、 Any excess or unfilled spaces in this contract may be handled by drawing a line, a diagonal line, affixing a “blank space below” seal, or filling in the words “blank space below”.

3、 If signed offline, this contract should be filled out using a blue black or black signature pen or fountain pen.

4、 If your company uses USB key electronic signature method to sign this contract on CITIC Bank online banking or mobile banking, it has the same legal effect as the signature and official seal of the company’s legal representative. The online signing of the contract must be personally operated by the legal representative or authorized online banking operator of your company, and cannot be handled by others.

5、 As a valid proof of your company’s identity, your company hereby irrevocably confirms that any use of USB key electronic signature method to sign this contract on CITIC Bank’s online banking or mobile banking will be deemed as your company’s signing behavior, and your company shall fulfill all obligations in a timely manner in accordance with the provisions of this agreement.

Contract for Renminbi Working Capital Loan

Party A: CLPS Shanghai Co., Ltd

Legal representative: [Yang Xiaofeng]

Address: 2nd Floor, Building 18, 498 Guoshoujing Road, Pudong New Area

Opening bank and account: [CITIC Bank Shanghai Hongqiao Business District Branch 8110201012301487493]

Party B: China CITIC Bank Co., Ltd. Shanghai Branch

Responsible person: [/]

Address: [1300 Shenchang Road, Minhang District, Shanghai]

Contract signing location: [/]

Contract signing date: June 6th, 2025

Considering that Party A has applied to Party B for working capital loan support due to financing needs, in order to clarify the rights and obligations of both parties, and in accordance with relevant laws, regulations, and rules such as the Civil Code of the People’s Republic of China, the General Principles of Loans, and the Electronic Signature Law of the People’s Republic of China, Party A and Party B have reached the following contract through equal consultation:

Article 1 Types of Loans

Party B agrees to provide a working capital loan to party A in accordance with the provisions of this contract.

Article 2 Loan Amount (Principal, the same below) and Loan Term

1. Party B agrees to provide party A with a working capital loan, with a loan amount of (in words): RMB [Fifteen Million Yuan], (in figures): ¥ [15000000.00], and a loan term from June 6th, 2025 to August 18th, 2025.

2. The actual loan term, actual withdrawal date, loan amount, and initial loan interest rate shall be based on the term, date, amount, and interest rate recorded in the unit loan voucher (promissory note) under this contract. The unit loan voucher (promissory note) is an integral part of this contract and has the same legal effect as this contract.

3. This contract ☐ applies/√ does not apply (please mark “√” at ☐). The following terms:

This contract, as a specific business contract under the Comprehensive Credit Agreement (Contract No.: [/]), constitutes a complete contract system with the Comprehensive Credit Agreement and cannot be separated. The loan under this contract occupies the comprehensive credit limit under the Comprehensive Credit Agreement. The definitions and other relevant provisions in the Comprehensive Credit Agreement shall apply to this Agreement; If the definition and other relevant provisions are inconsistent with this contract, the definition and relevant provisions of this contract shall prevail.

Article 3 Loan Purpose

1. The loan under this contract is used for:

Daily production and operation turnover

2. Without the written consent of Party B, Party A shall not change the purpose of the loan. Party A shall not use the above-mentioned loan for dividends to party A’s shareholders, as well as for investments in financial assets, fixed assets, real estate, equity, futures, securities, trusts, funds, guarantees, options, small loans, etc. It shall not be used for areas and purposes prohibited by policies such as private lending and illegal fundraising, nor shall it be used for areas and purposes prohibited by the state for production and operation. Party A shall not arbitrarily misappropriate the loan funds. Otherwise, party A shall bear any losses caused to party B as a result.

3. Party A shall not be held responsible for any consequences arising from the unauthorized use of the loan by Party A without the written consent of Party B, or in violation of the provisions of the “Loan General Rules”, “Management Measures for Working Capital Loans” or other laws and regulations.

Article 4 Loan Interest Rate and Settlement

1. Loan interest rate

(1) When the actual single withdrawal date under this contract is within six months (inclusive) from the date of signing this contract, the loan interest rate shall be executed in the following [②] method:

① Loan interest rate=Pricing base interest rate on the date of signing this contract+[/] basis points (1 basis point=0.01%);

② Loan interest rate=actual loan withdrawal date pricing base rate+[-20.00] basis points (1 basis point=0.01%).

(2) If there is a gap of more than six months between the actual withdrawal date and the signing date of this contract, Party B has the right to adjust the loan interest rate according to Party B’s relevant interest rate policy at that time. The specific adjustment method of the loan interest rate shall be clarified in writing through consultation between both parties. The initial execution interest rate of the loan shall be subject to the record on the unit loan voucher (promissory note).

(3) The loan interest rate under this contract is annualized simple interest.

2. Interest rate adjustment method

(1) The interest rate adjustment method for this loan is determined by the following method [①].

① Fixed interest rate, the interest rate remains unchanged during the loan period.

② The floating interest rate shall be adjusted according to the [/] method below. The adjusted loan interest rate shall be the interest rate determined by floating the pricing base interest rate applicable on the interest rate adjustment date in accordance with the provisions of Article 4, paragraph 1 of this contract. If the interest rate adjustment date coincides with the release date of the pricing base interest rate, the interest rate adjustment shall be made at the end of that day.

A. From the actual withdrawal date, the interest rate shall be adjusted every (in words) [/] (☐ month/☐ quarter/☐ half year/☐ year). The interest rate adjustment date shall be the corresponding day of the actual withdrawal date in the adjustment month. If there is no corresponding day of the actual withdrawal date in the adjustment month, the last day of the adjustment month shall be the interest rate adjustment day.

B. From the actual withdrawal date, the first interest rate adjustment date shall be determined as [/] year [/] month [/] day, and the interest rate shall be adjusted every (in words) [/] (☐ month/☐ quarter/☐ half year/☐ year) after the first interest rate adjustment date. The interest rate adjustment date shall be the corresponding date of the first interest rate adjustment date in the adjustment month. If there is no corresponding date of the first interest rate adjustment date in the adjustment month, the last day of the adjustment month shall be the interest rate adjustment date.

C. Fixed day adjustment, that is, the interest rate adjustment date is set to [/] month [/] day of each year within the loan term (such as July 1st).

(2) When the interest rate adjustment method is a floating interest rate, the pricing base interest rate applicable to this loan on the contract signing date, the actual loan withdrawal date, and the interest rate adjustment date shall be determined using the [/] method as follows:

① The latest loan market quoted interest rate [1 year] (1 year/5 years or more) term range released by the National Interbank Funding Center at the current time point.

② The Shanghai Interbank Offered Rate [/] (overnight/1 week/2 weeks/1 month/2 months/3 months/6 months/9 months/1 year) term range released by the National Interbank Funding Center the previous working day.

③ Other ways of negotiation between both parties: [/]

(3) When the interest rate adjustment method is a fixed interest rate, the pricing base interest rate applicable to this loan on the date of contract signing and the actual withdrawal date of the loan is the latest loan market quotation interest rate [1 year] (1 year/5 years or more) term level published by the National Interbank Funding Center at the current time point.

(4) In the event that the country cancels the pricing base rate, the market no longer publishes the pricing base rate, or the current loan interest rate cannot meet the cost of raising funds for Party B, Party B has the right to re determine the loan interest rate based on the national interest rate policy of the same period, in accordance with the principles of fairness and integrity, and with reference to industry practices, interest rate conditions, and other factors, and notify Party A. If Party A has any objections, it shall negotiate with Party B. If no agreement can be reached through negotiation within five working days from the date of notification from Party B, Party B may notify Party A of the early maturity of the loan under this contract, and Party A shall immediately repay the remaining loan principal and interest.

(5) The “interest rate adjustment method” stipulated in this article also applies to penalty interest and compound interest.

3. Interest settlement

(1) The interest settlement of the loan under this contract

① This loan shall accrue interest from the actual withdrawal date. The calculation formula for the interest payable by Party A under this contract is: Party A’s payable interest=actual loan balance x actual number of days during the interest period x annual interest rate/360 days.

If the actual loan balance changes during the interest period, it shall be calculated in segments based on the actual number of days.

② For non one-time repayment and interest bearing loans, the first interest settlement date is [/] year [/] month [/] day, and the interest settlement method is the following [C] method:

A、 Monthly interest settlement, with the interest settlement date on the 20th day of each month (if the loan interest rate is not uniform during the interest period, interest will be calculated in segments based on the actual number of days);

B、 Quarterly interest settlement, with the interest settlement date on the 20th day of the last month of each quarter (if the loan interest rate is not uniform during the interest period, interest will be calculated in segments based on the actual number of days);

C、 Other agreed upon time by both parties: [Interest will be settled on the actual repayment date].

(2) Party A shall prepare sufficient funds in the account opened by party B (account number: [8110201012301487493]) before the end of business on each interest settlement day. Party A hereby irrevocably authorizes party B to directly deduct from the account and has the obligation to maintain sufficient funds in the account to repay the current payable amount before the final deduction by party B; If Party A chooses to pay interest to Party B in other ways, it shall ensure that the interest is received on time. If the interest settlement date is a non bank working day, the payment shall be made in advance on the previous bank working day, and party B shall be obliged to maintain sufficient funds in the account to repay the current payable before the final deduction. If party B fails to receive the corresponding interest in full, it shall be deemed that party A has not paid the interest on time.

4. When the loan matures, the interest should be repaid along with the principal. If the loan maturity date falls on a statutory holiday or public holiday, Party A has the right to repay the loan on the last banking working day before the statutory holiday or public holiday. At that time, interest shall be calculated at the contract interest rate, but the interest calculated at the contract interest rate corresponding to the number of days between the maturity date and the repayment date shall be deducted; If Party A chooses to repay the loan on the first bank working day after a statutory holiday or public holiday, interest shall be charged at the contract interest rate for the number of days between the due date and the repayment date. If Party A fails to repay the loan on the first bank working day after a statutory holiday or public holiday, interest shall be charged on the overdue loan from that date onwards.

4. If interest is paid by a third party under this contract, the third party shall voluntarily bear part or all of the loan interest under this contract, and the third party shall sign a relevant interest payment commitment agreement with Party B. Both parties agree that the third party shall bear [/]% of the loan interest under this contract, and Party A shall bear [/]%. If Party B is unable to fully deduct the loan interest (including third-party payable interest), it shall be deemed that Party A has not paid the interest on time, and Party A shall bear the responsibility for repaying all loan interest (including penalty interest and compound interest).

Article 5: Issuance and Payment of Loans

1. The prerequisite for the first withdrawal

The first withdrawal by Party A must fully meet the following conditions:

【/】

2. Preconditions for each withdrawal

For each withdrawal under this contract (including the first withdrawal), Party A must also meet the following conditions:

(1) Party A has not violated the provisions or agreements of this contract, the guarantee documents, or other relevant documents.

(2) The guarantee documents remain valid and the guarantee has not undergone or will undergo any adverse changes that Party B considers may be detrimental to the realization of its creditor’s rights.

(3) The collateral or pledge under the guarantee documents has not been sealed, and the maximum amount of guarantee has not been determined as a debt.

(4) The credit status, business and financial conditions of Party A have not undergone any adverse changes that may jeopardize, delay or prevent its performance of obligations and responsibilities under this contract and the guarantee documents.

(5) Party A has signed or provided party B with the agreed or reasonably requested documents.

(6) Party A has opened relevant accounts in accordance with the provisions of this contract or as requested by party B.

(7) There are no laws, regulations, or regulatory requirements that prohibit or restrict the disbursement of loans under this contract.

(8)【/】

(9) Other conditions requested by Party B.

(1) Party A shall withdraw funds according to the following plan [①].

① Withdrawal Schedule

Withdrawal amount on the planned withdrawal date	Withdrawal amount
June 6th, 2025	RMB 15,000,000.00

The planned withdrawal date should be a bank working day. If the planned withdrawal date is not a bank working day, it should be adjusted to the previous bank working day.

② 【/】

(3) Party B has the right to review the loan amount every (in words) [/] months (not exceeding 12 months) from the date of signing the contract, in order to decide whether to continue providing or adjusting the unused loan amount to party A.

4. If Party A or the guarantor fails to fulfill all legal or contractual obligations, including but not limited to Party A’s failure to provide complete loan materials as required by Party B, or the guarantor’s failure to complete the guarantee registration procedures on time, Party A agrees that Party B has the right to change the above-mentioned withdrawal plan. If the loan term changes due to the change of withdrawal plan, it shall be handled in accordance with the provisions of Article 2, paragraph 2 of this contract.

5. Party A shall withdraw funds according to the withdrawal plan stipulated in this contract; Without the written consent of Party B, Party A shall not change the withdrawal plan. If the planned withdrawal date and/or withdrawal amount are changed, a written application shall be submitted to Party B at least [/] banking days before the planned withdrawal date stipulated in this contract. With the consent of Party B, withdrawals can be made according to the changed withdrawal date and/or withdrawal amount. If Party A fails to withdraw according to the changed withdrawal date and/or withdrawal amount, Party B has the right to cancel the loan and no longer allow Party A to withdraw.

6. If the actual loan principal disbursed by Party B changes due to the circumstances stipulated in Article 5, paragraph 5 of this contract, the loan principal under this contract shall be calculated based on the actual unit loan voucher (promissory note) generated under this contract.

7. Loan disbursement and payment

(1) Withdrawal Request

① Party A shall issue a withdrawal request through electronic channels such as party B’s online banking or written application at least [/] banking working days before each planned withdrawal date, and submit all withdrawal documents required by party B in accordance with the provisions of this contract and the requirements of party B.

For withdrawal requests that need to be submitted through offline channels, Party A shall send a withdrawal request to Party B no less than [/] banking days before each planned withdrawal date, submitting the unit loan voucher (promissory note) and all withdrawal documents required by Party B in accordance with the provisions of this contract. Party A shall reserve the seal for its authorized staff to use when withdrawing funds (see Annex 2 for the format, or provide party B with a separate seal card for safekeeping). If party A reserves multiple seals, the use of any seal shall be deemed as party A’s intention. When party A’s staff applies for business, they shall provide a seal that matches the reserved seal. Party B is only responsible for the formal review of the seals provided by the staff of party A against the reserved seals. After verification, party A’s business application can be accepted. Party A shall notify party B in writing and affix the official seal or contract seal on the day of the change of the reserved seal mentioned above. If Party B suffers losses due to failure to notify in a timely manner, Party A shall bear the corresponding compensation liability.

The withdrawal request issued by Party A is irrevocable; After approval by Party B, Party A is obliged to withdraw according to the above-mentioned withdrawal application.

② The loan funds shall be transferred to Party A’s settlement account (Account No.: [8110201012301487493]) opened with Party B, or disbursed on behalf of Party A’s counterparty as agreed. Once the loan funds enter the aforementioned settlement account, it shall be deemed that Party B has fulfilled its obligation to disburse the funds. Any risks, liabilities, or losses arising from the freezing or seizure of the funds by authorized authorities after the loan is deposited into the aforementioned settlement account shall be borne by Party A. Party A shall compensate Party B for any losses incurred as a result.

(2) Loan Payment Methods

Loan payment can be conducted through either self-payment or entrusted payment. If any of the following conditions apply, the entrusted payment method shall be adopted:

① Party A and Party B establish a new credit business relationship, and Party B deems it necessary based on Party A’s credit status.

②The payment recipient is clearly identified and involves a single transaction exceeding RMB 10 million to a specific counterparty of Party A;

③ For loan payments exceeding or equal to [0.00], the entrusted payment method by the lender shall be adopted;

④ Other circumstances deemed necessary by Party B.

If the entrusted payment method of Party B is adopted, Party B has the right to review whether the payment object, payment amount and other information listed in the payment application submitted by Party A are consistent with the corresponding business contract and other supporting materials before the loan funds are disbursed. After the approval of Party B’s review, according to the payment authorization letter submitted by Party A (see Attachment 1 for the format), the loan funds will be transferred to Party A’s counterparty account listed in the payment authorization letter through the settlement account opened by Party A at Party B’s location (account number [8110201012301487493]).

The formal review of the above-mentioned business contracts and other documents by Party B does not represent Party B’s confirmation of the authenticity and legality of the relevant transactions, nor does it represent Party B’s intervention in disputes between Party A and its counterparties or third parties, or the responsibilities and obligations that Party A needs to bear.

If the loan cannot be paid to the designated counterparty’s bank account in a timely and successful manner due to reasons such as refunds from the counterparty’s account opening bank of Party A, Party A’s failure to provide relevant information in a timely manner, or incorrect information provided by Party A, Party B shall not be held responsible. Any risks, liabilities, and losses caused to Party A, Party B, and/or Party A’s designated counterparty shall be borne by Party A. Without the approval and review of Party B, Party A shall not use the funds returned by the counterparty’s account opening bank of Party A.

(3) Payment Management

① After the loan is disbursed, Party B has the right to conduct regular or irregular reviews and inspections on whether Party A’s use of the loan funds complies with the provisions of this contract and related business contracts. Party A has the obligation to fully cooperate and provide timely records and information on the use of the loan funds as requested by Party B, including but not limited to business contracts related to the payment of the loan funds, other transaction vouchers and materials proving the use of the funds. If Party B finds that the purpose of the loan funds is inconsistent with the relevant provisions after inspection, Party B has the right to request Party A to make corrections within a specified period of time. If Party A refuses to make corrections, Party B has the right to handle it according to the provisions of Article 13 of this contract depending on the circumstances. The first party shall provide proof of the purpose of the loan as requested by the second party at any time.

② If Party A adopts self payment, Party A shall provide Party B with relevant business contracts and other transaction materials proving the purpose of the loan funds as required by Party B, and summarize and report the payment situation of the loan funds. Party B has the right to verify whether the loan payment is in accordance with the agreed purpose, whether the payment matches the project schedule, and whether there are situations where entrusted payment is avoided by breaking it up into smaller parts.

③ In the process of loan disbursement and payment under this contract, if Party A encounters the following situations, Party B has the right to negotiate with Party A to supplement the loan disbursement and payment conditions, or change the loan payment method, and may also stop or suspend the disbursement and payment of loan funds at its own discretion depending on the situation. When Party B changes the loan payment method, it shall take effect upon delivery of written notice to Party A, and Party A shall not object.

A. Decreased credit status;

B. The business and financial situation is significantly deteriorating;

C. Abnormal use of loan funds and failure to use loan funds as agreed in the contract;

D. Avoiding entrusted payment by Party B through methods such as breaking down the whole into smaller parts;

E. Other significant breaches of contractual agreements.

8. Other Agreements

【/】

Article 6 Repayment

1. The loan under this contract shall be repaid using the second method as follows:

(1) Regular interest payment and repayment of principal upon maturity;

(2) One time repayment of principal and interest.

(3) Other methods: [/]

2. Party A shall repay the principal according to the following plan (1):

(1) Repayment Schedule:

No	Repayment date	Repayment amount
[1]	August 18, 2025	RMB:15,000,000.00

（2）【/】

3.Party A shall transfer no less than the amount of principal and interest to the account opened by party A with party B (account number: [8110201012301487493]) before the end of business on the repayment date. This account shall serve as the repayment account of party A, and party A hereby authorizes party B to automatically deduct the loan principal and interest from this account.

4. Unless otherwise agreed in this contract, if the amount repaid or paid by Party A is insufficient to repay or pay the total amount of the amount to be repaid or paid for that period, the repayment shall be processed in the following order:

(1) Pay all payable fees, liquidated damages, compensation, etc. incurred in accordance with the provisions of this contract and relevant laws and regulations;

(2) Pay penalty interest and compound interest payable;

(3) Pay payable interest (including unpaid interest from third parties who have committed to paying interest);

(4) Pay the payable principal.

If the amount repaid or paid by Party A is insufficient to repay or pay the entire amount in the same order, it shall be settled in the order in which the amount occurred.

5. Voluntary early repayment

(1) Voluntary early repayment shall be executed according to the following method [1]:

① Party A may self repay all or part of the loan principal under this contract through electronic channels such as party B’s online banking at any time according to its own business needs, without any limit on the number of times.

② Party A can only repay all or part of the loan in advance after meeting all of the following conditions:

A. Party A has fully paid all due and payable amounts that should have been paid to Party B before the early repayment date;

B. Party A shall issue a written application for early repayment to Party B at least 20 banking days before the proposed early repayment date and obtain Party B’s written consent;

C. Except for early repayment of all loans under this contract, the amount of early repayment shall be an integer multiple of RMB [/] million, and the amount of any early repayment shall not be less than RMB [/] million.

D. The interest and other payable fees related to the prepayment amount shall be paid by Party A to Party B at the same time as the prepayment.

E. Unless otherwise agreed in writing by Party B, Party A shall not make more than [/] early repayments during the loan term.

F. Other conditions [/]

(2) If the voluntary early repayment is executed according to the second method mentioned above, the early repayment application is irrevocable. With the written consent of Party B, Party A shall repay the loan under this contract in advance according to the amount and date recorded in the early repayment application. Otherwise, Party B has the right to consider the loan as overdue.

(3) The loan principal repaid in advance should be repaid in reverse order, that is, the loan principal should be repaid in the reverse order of the repayment plan agreed upon in this contract. The loan interest involved in early repayment shall be calculated based on the actual number of days the loan has been used, and the interest shall be paid along with the principal.

Article 7 Loan Restructuring

If Party A is unable to repay the due loan on time, Party A shall submit a written loan restructuring application to Party B at least one month before the current loan maturity date. If Party B agrees to Party A’s application, both parties shall sign a loan restructuring agreement. If Party B disagrees with Party A’s application, Party A shall still repay the due loan in accordance with the provisions of this contract. Otherwise, Party B has the right to treat the loan as overdue.

Article 8 Loan Guarantee

1. The loan guarantee under this contract includes the guarantee stipulated in this Article and other related guarantees, subject to the specific terms of the relevant guarantee contracts.

No	Contract Number	Contract name
1	【/】	【/】

2. During the loan period, if the aforementioned guarantee methods are altered or if the specific guarantee registration procedures cannot be completed at the time of this contract’s signing, Party A hereby irrevocably commits and agrees: Party A shall ensure the modification of the guarantee methods as mutually agreed upon, urge the changed guarantor to sign relevant guarantee documents, and/or require the guarantor to complete the guarantee registration procedures within three days after meeting the requirements. Failure to do so shall be deemed a breach by Party A, and Party B shall have the right to pursue Party A’s liability for breach of contract and take corresponding remedies in accordance with the terms of this contract.

Article 9 Declaration and Warranty of Party A

1. The Party A is a Chinese legal entity or unincorporated organization established and validly existing in accordance with the laws of the People’s Republic of China. It has the necessary civil rights and legal capacity to sign and perform this contract, can independently assume civil liability, has independent property and assets, and has the right to conduct business within the scope specified in its business license. Party A and the signatory on behalf of Party A have obtained all necessary and legal internal and external approvals and authorizations to sign this contract. Party A shall ensure that its actual situation is consistent with the registered items.

2. All documents and statements related to this loan provided by Party A in accordance with the law and as requested by Party B (including but not limited to trade background contracts and other proof of fund use materials provided by Party A) are valid, legal, true, accurate, and complete.

3. The signing and performance of this contract by Party A shall not violate the provisions of laws, regulations, or other legally binding documents, shall not violate the provisions of Party A’s articles of association, and shall not violate the provisions of contracts, agreements, and other documents signed with third parties. The representative of Party A who signs this contract and related documents has lawfully obtained the necessary authorization in accordance with legal regulations and internal rules of Party A, and has the right to sign the above-mentioned contract or documents.

4. Except for the guarantees agreed upon in this contract or with the written consent of Party B, Party A and the guarantor have not established any other guarantees on the guaranteed assets provided under this contract. There are no other forms of third-party rights on the assets that may harm the interests of Party B (including but not limited to establishing residential or leasing rights on the mortgaged property, providing pledges, mortgages, or other guarantees to any third party), nor are there any disputes or ownership defects, such as being sealed, seized, frozen, or subject to other compulsory measures; Party A has no outstanding non-performing loans, outstanding advances, or outstanding interest records in the People’s Bank of China credit system. The actual controller of party A and its guarantor have no overdue loans in the current People’s Bank of China credit system.

5. Except for the breach of contract and litigation, arbitration, and administrative penalty procedures that have been disclosed to Party B and approved by Party B, Party A does not have any other breach events or potential breach events, nor does it have any other ongoing or potential litigation, arbitration, or administrative penalty procedures.

6. Party A guarantees to strictly use the funds in accordance with the loan purpose stipulated in the contract, and shall not make short-term loans for long-term use. Party A guarantees not to invest the loan funds in securities, real estate, futures markets, equity investments, or engage in any form of transfer or purchase of other financial products for arbitrage. Party A shall not use the loan funds in areas prohibited by policies such as illegal fundraising. Party A guarantees not to use the loan funds for shareholder dividends, financial assets, fixed assets, equity investments, or for areas and purposes prohibited by the state for production and operation, and shall not misappropriate the loan.

7. Party A guarantees that the source of funds used to repay party B’s loan is legal and compliant.

8. Party A shall comply with the anti money laundering laws and regulations of the People’s Republic of China and shall not participate in illegal and criminal activities such as money laundering, terrorist financing, and proliferation financing; Proactively cooperate with Party B’s customer identification and due diligence, provide truthful, accurate, and complete customer information, and comply with Party B’s anti money laundering and counter-terrorism financing related management regulations. For customers who have reasonable grounds to suspect suspected money laundering or terrorist financing, Party B will take necessary control measures in accordance with the anti money laundering regulations of the People’s Bank of China.

9. The online banking username, login password, digital certificate, etc. of Party A and Party A’s authorized online banking operator are security tools used by Party A to confirm identity when conducting business on Party B’s online banking platform. Party A shall properly keep the above-mentioned identity confirmation security tools. All operations conducted using the online banking username, login password, digital certificate, and other security tools of Party A and authorized online banking operators shall be deemed as the actions of Party A. Any electronic information records generated as a result shall serve as valid evidence of Party A’s operations, and Party A shall be responsible for any consequences arising therefrom.

Article 10 Party A’s Commitment

1. Party A shall regularly or at any time provide party B with reports and other documents that truthfully reflect its business and financial situation as requested by party B. Party A promises that the above materials provided are legal, valid, true, and complete.

2. During the loan period, any changes in the business decisions of Party A, including but not limited to equity transfer, restructuring, large-scale financing, acquisition and restructuring, asset or debt restructuring, asset disposal, merger, consolidation, division, shareholding reform, bankruptcy liquidation, joint venture, cooperation, joint venture, contracting, leasing, external investment, external guarantee, reaching agreements or arrangements with anyone to share its income or profits, providing any form of funding or financial support to anyone, substantially increasing debt financing, changes in business scope and registered capital, changes in company articles of association, etc. that may affect Party A’s debt repayment ability, shall notify Party B in writing at least thirty working days in advance and obtain Party B’s prior written consent to implement the repayment responsibility of the loan or repay the loan in advance or provide guarantees recognized by Party B.

3. Party A promises that party B has the right to recover the loan in advance based on the return of funds from party A.

4. Party A shall actively cooperate with party B in its business situation, loan payment management, and post loan management, including investigating, understanding, and supervising the basic situation of the enterprise, loan usage, business management matters, financial operation status, settlement transactions, and related party transactions through on-site or off-site inspections. All expenses incurred by party B due to the non cooperation of party A shall be borne by party A.

5. Without the prior written consent of Party B, Party A shall not transfer or indirectly transfer the debts under this contract in any way.

6. If Party A transfers, leases, or disposes of all or part of its assets or operating income by setting up guarantees for debts other than those under this contract, Party A shall notify Party B in writing at least thirty working days in advance and obtain Party B’s prior written consent.

7. If the following events occur, Party A shall notify Party B in writing and submit relevant materials within three days from the date of occurrence or possible occurrence:

(1) Force majeure or default events related to loans;

(2) The first party, the actual controller of the first party, and the controlling shareholder of the first party are involved in litigation, arbitration, criminal investigation, administrative penalties, suspension, closure, restructuring, dissolution, bankruptcy application, acceptance of bankruptcy application, declaration of bankruptcy, revocation of business license, revocation, deterioration of financial condition, or assets are lawfully sealed, frozen, seized or supervised;

(3) Any significant changes such as changes in the members of the board of directors and senior management of Party A, inability to perform their duties, suspected of major cases or economic disputes, or administrative penalties imposed by relevant departments;

(4) Liability accidents caused by violations of relevant laws, regulations, regulatory provisions, or industry standards related to food safety, production safety, environmental protection, etc. have already or may have adverse effects on the performance of obligations under this contract.

(5) Any violation of this contract, relevant business contracts, or the company’s articles of association;

(6) Any event that has an adverse impact on the performance of the obligations under this contract.

8. If the guarantor experiences situations including but not limited to suspension of business, cessation of operations, application for bankruptcy, acceptance of bankruptcy applications, declaration of bankruptcy, dissolution, revocation of business license, revocation, and operating losses, and partially or completely loses the corresponding guarantee ability for this loan, or when the value of the collateral, pledged property, or pledge rights used as collateral for the loan under this contract decreases, Party A shall provide new guarantees recognized by Party B.

9. During the loan period, if Party A changes its name, registered address, legal representative/person in charge, etc., Party A shall notify Party B in writing within three days of the change.

10. Party A shall promptly report in writing to party B any related transactions that have occurred or are about to occur, accounting for more than 10% (including 10%) of party A’s net assets, including but not limited to the related relationships between the parties to the transaction, the transaction project and nature, the amount or corresponding proportion of the transaction, and pricing policies (including transactions with no amount or only symbolic amounts).

10. The production and operation of Party A and its related behaviors comply with relevant regulations including but not limited to industrial policies, financial and tax policies, market access, environmental assessment, energy conservation and emission reduction, energy consumption and pollution control, resource utilization, land and urban planning, labor safety, etc.

12. Party A promises to truthfully disclose the marital status of its actual controller (if any).

Article 11 Rights and Obligations of Both Parties

1. Party A has the right to withdraw and use the loan according to the term and purpose stipulated in this contract.

2. Party A shall repay the loan principal, interest, and fees in accordance with the provisions of this contract.

3. Party A agrees that party B shall provide its credit information to the financial credit information basic database and/or credit reporting agencies approved by the People’s Bank of China, or for the purposes permitted by this contract. Party A authorizes and agrees that party B shall search, download, copy, print, and use its credit information from the financial credit information basic database and/or credit reporting agencies approved by the People’s Bank of China, or relevant unit or department websites for the purpose of this contract, and use it for legal and compliant purposes related to this contract; If Party A fails to repay the principal and interest of the loan as agreed in the contract, any adverse credit consequences arising therefrom shall be borne by Party A.

4. Party A authorizes party B to have the right to query, download, copy, print, and use the transaction information of party A’s account, including but not limited to transaction records and statements, for the purpose of party B’s review and approval, post loan management, or handling necessary notarization procedures, and as data/evidence materials submitted to judicial, arbitration, and regulatory authorities, or for the purposes permitted by this contract.

5. Party A acknowledges and agrees that during the term of the loan, party B has the right to transfer the creditor’s rights and corresponding guarantee rights to a third party, and provide the loan contract and loan related information to potential transferee financial institutions within the necessary scope in accordance with the law and regulations, without the need to obtain the consent of party A separately. When Party A provides guarantee on its own, Party A agrees to continue to assume relevant guarantee responsibilities to the creditor after the transfer of the creditor’s rights.

6. Party A agrees that during the term of the loan, party B has the right to act as the initiating institution for credit asset securitization, entrusting the creditor’s rights and corresponding security rights under this contract to a trustee institution to establish a special purpose trust, and providing this loan contract and loan related materials for the trustee institution to issue asset-backed securities. When Party A provides guarantees on its own, Party A agrees to continue to assume relevant guarantee responsibilities for the aforementioned entrusted institution. Party A agrees that if party B publishes the transfer of debt and corresponding security rights through a special purpose trust in the form of a public announcement (newspaper, website, or any other means), it shall be deemed that the notice has been effectively delivered to party A.

7. In the case where Party A provides guarantees on its own, Party A understands and agrees that if Party B transfers or trusts the creditor’s rights under this contract to a third party, resulting in the need to handle guarantee transfer matters, Party A shall have an unconditional obligation to cooperate and negotiate with Party B and the third party to determine the relevant expenses to be borne. If the guarantee transfer registration has not been processed, Party A promises to waive any defenses it may have as a result. If Party A fails to cooperate with the transfer registration matters in accordance with laws and regulations, registration management department regulations, or as requested by Party B, Party B has the right to demand that Party A bear the liability for breach of contract and demand that Party A bear all expenses (including but not limited to litigation costs, lawyer fees, travel expenses, etc.).

8. Party B has the right to inspect, supervise, and understand the operation, loan use, and related transactions of party A at least once every quarter. Party B has the right to adjust the loan amount and loan term under this contract based on macroeconomic conditions, market conditions, the first party’s credit situation, loan usage, changes in credit guarantee conditions, related party transactions, and other situations that the second party deems necessary. Party B also has the right to decide whether to stop issuing the loan under this contract or to stop processing the business under this contract, and this shall not be deemed as a breach of contract by party B. Party A has no objection to this.

9. Party B has the right to request party A to provide relevant documents according to the review needs of loan disbursement. Party B shall keep confidential the information, documents, and information related to party A provided by party A, except for those that should be queried or disclosed in accordance with laws, regulations, and requirements of government departments, or for information sharing in accordance with the provisions of this contract.

Both parties may reasonably use and share information on each other’s (including shareholders and actual controllers) operations, credit, and other information obtained during business negotiations, signing, and performance with their controlling shareholders or subsidiaries based on actual business needs. However, both parties should urge the corresponding information recipients to fulfill relevant confidentiality obligations.

11. Party B has the right to recover part or all of the loan in advance based on the withdrawal of funds from party A.

12. Party B has the right to participate in party A’s large-scale financing, asset sales, mergers, divisions, shareholding reform, bankruptcy liquidation and other activities in accordance with laws and regulations, regulatory requirements and the provisions of this contract.

Article 12 Account

Party A shall open the following [1, 2] accounts with party B (multiple choices are allowed):

1. The settlement account, account number: [8110201012301487493], is agreed upon by both parties as follows:

(1) The disbursement and payment of this loan funds are processed through this account. Party B has the right to manage and control the payment of loan funds in accordance with the contract, and supervise the use of loan funds for the agreed purposes.

(2) [/]

2. The fund withdrawal account, account number: [/], is agreed upon by both parties as follows:

(1) Party A shall provide information on the inflow and outflow of funds in the account, and party B has the right to supervise the inflow and outflow of funds in the account.

3. [/] Account, account number: [/], both parties agree as follows regarding this account:[/]

Article 13 Liability for Breach of Contract

1. After this contract comes into effect, both Party A and Party B shall fulfill the obligations stipulated in this contract. If either party violates any provisions, commitments or guarantees of this contract, they shall bear corresponding breach of contract responsibilities.

2. Default Event:

(1) Party A violates any obligations, statements, guarantees or commitments under this contract, or the certificates and documents related to this loan submitted to the second party, or the statements and guarantees in Article 9 of this contract are proven to be illegal, untrue, inaccurate, incomplete or intentionally misleading;

(2) Party A fails to make the loan payment in accordance with the method stipulated in Article 5, paragraph 7 of this contract;

(3) Party A fails to use the loan for the agreed purpose, changes the purpose of the loan funds without authorization, misappropriates the loan or engages in illegal or irregular transactions using the loan;

(4) Party A fails to repay the loan principal, interest, and other payable amounts under this contract as agreed, or is unable (including indicating that it cannot) fulfill its obligations under this contract;

(5) Party A conceals important business and financial facts from Party B or exceeds the following financial indicators;

(6) Party A uses false contracts with shareholders and other affiliated companies to obtain this loan;

(7) Party A transfers the property at a low price and free of charge; Acquiring someone else’s property or providing guarantees for someone else’s debt at an obviously unreasonable high price; Reduce or waive third-party debts; Maliciously extending the performance period of third-party debts; Negligence in exercising creditor’s rights or other rights; Any abnormal fluctuation of funds in any account of Party A (including but not limited to the fund withdrawal account); Upon supervision and inspection by Party B, it has been determined that the profitability of Party A’s main business has decreased, which may affect the realization of Party B’s creditor’s rights; Abnormal use of loan funds; Violating the regulatory requirements of Party B for the fund withdrawal account;

(8) Party A, the actual controller of Party A, and the controlling shareholder of Party A are involved in any litigation, arbitration, criminal or administrative penalties that may affect or have already affected or damaged the rights and interests of the second party under this contract, such as suspension of business, application for liquidation, dissolution or reorganization, entering into takeover, trusteeship or similar legal proceedings, applying for bankruptcy, accepting bankruptcy applications, being declared bankrupt, having its business license revoked, being revoked, involving private financing or having adverse consequences on its own business or property status;

(9) The registration of the domicile, business scope, legal representative, person in charge, executive partner, or changes in the controlling shareholder/actual controller of Party A or external investments that adversely affect or threaten the realization of Party B’s creditor’s rights;

(10) If Party A experiences financial losses, asset losses, or asset losses due to its external guarantees, or other financial crises, Party B believes that it may or has already affected or damaged Party B’s rights and interests under this contract;

(11) If there is a crisis in the operation or finance of the controlling shareholder and other affiliated companies of Party A, or if there are related transactions between Party A and the controlling shareholder and other affiliated companies that affect the normal operation of Party A, or if Party A’s realization of Party B’s creditor’s rights is adversely affected or threatened through related transactions with shareholders and other affiliated companies;

(12) If the industry in which Party A operates undergoes adverse changes that seriously affect or threaten the realization of Party B’s creditor’s rights, the circumstances described in this clause shall not be considered as force majeure events;

(13) If Party A breaches any other debt documents and fails to correct them upon the expiration of the applicable grace period, resulting in any of the following situations, it shall also constitute a breach of this contract:

① The debt of Party A in other debt documents is declared or may be declared to be accelerated due;

② The debts of Party A under other debt documents, although not declared or subject to accelerated maturity, have defaulted on payment.

Other debt documents include loan contracts and guarantee documents signed between Party A and creditors (including Party B and other third parties outside Party B), as well as bond project documents issued by Party A publicly or privately.

(14) Party A refuses to accept the party B’s supervision and inspection of its loan usage and related business and financial activities;

(15) The shareholders, legal representatives, responsible persons, senior management personnel, and actual controllers of Party A are missing and unable to be contacted; Suspected of corruption, bribery, fraud, illegal business operations, or other criminal offenses; Involving illegal fundraising, etc., Party B believes that it may or has already affected or damaged Party B’s rights and interests under this contract;

(16) The guarantor of Party A violates the provisions of the guarantee contract or commits a breach of contract under the guarantee contract, or the guarantor (natural person) or the actual controller of the guarantor disappears or cannot be contacted;

(17) When the collateral or pledge under this contract is sealed, seized, reported lost, suspended from payment, or subjected to other compulsory measures, there is a dispute over ownership, or is or may be infringed by any third party, or its safety or integrity is or may be adversely affected;

(18) Party A causes liability accidents due to violations of relevant laws, regulations, regulatory provisions, or industry standards related to food safety, safety production, environmental protection, etc;

(19) If Party A transfers the loan funds or purchases other financial products for arbitrage purposes;

(20) The occurrence of other events that endanger, damage or may endanger or damage the rights and interests of party B by party A, or the failure of party A to fulfill other provisions of this contract;

(21) Other: [/]

3. If the above-mentioned breach of contract occurs, Party B has the right to take the following remedial measures:

(1) Without the consent of Party A, Party A shall unilaterally stop, suspend or terminate the disbursement of any funds under this contract that Party A has not yet withdrawn (including loans that Party A has already submitted withdrawal applications but have not actually withdrawn), adjust the loan payment method, adjust the loan interest rate, collect penalty interest, reduce the credit limit, and provide additional guarantees;

(2) Without the consent of Party A, it is not necessary to unilaterally declare that the loan under this contract is immediately due and require Party A to repay it immediately. The date on which Party B requests Party A to repay the aforementioned amount shall be the date on which the debt under this contract is due in advance;

(3) Immediately execute the mortgage, pledge or other guarantee under this contract and the guarantee documents;

(4) Party B has the right to freeze any account opened by party A at any business institution of CITIC Bank Co., Ltd. (hereinafter referred to as “CITIC Bank”), and may directly deduct funds from party A’s account to offset party A’s debts under this contract without obtaining the consent of party A separately; If the deducted amount is in foreign exchange and it is necessary to handle the procedures of foreign exchange settlement and sale or foreign exchange buying and selling, Party A has the obligation to assist Party B in handling it, and the exchange rate risk shall be borne by Party A;

(5) Party B has the right to request party A to rectify or lower the loan risk classification within a limited time;

(6) Exercise any other rights and remedies available under laws, regulations, and other provisions.

4. If Party A fails to repay the principal as stipulated in this contract, Party B shall have the right to exercise the rights stipulated in Article 13, paragraph 3 of this contract. In addition, Party B shall have the right to adopt the [②] method below to calculate and collect penalty interest. Party A agrees that the calculation of the penalty interest amount shall be based on the calculation result of Party B

① According to the actual number of overdue days, penalty interest shall be charged at an annual interest rate of [/] basis points (1 basis point=0.01%) based on the loan interest rate applicable at the time of this contract;

② Based on the actual number of overdue days, penalty interest will be charged at a rate of [50]% on top of the loan interest rate applicable at the time of this contract.

5. If Party A fails to use the loan for the purpose specified in this contract, Party B shall have the right to exercise the rights stipulated in Article 13, paragraph 3 of this contract, and shall have the right to charge penalty interest on the portion used in breach of contract from the date of misappropriation, in accordance with the following method [②]. Party A agrees that the calculation of the penalty interest amount shall be based on Party B’s calculation result:

① According to the number of days of default, penalty interest shall be calculated based on the loan interest rate applicable at the time of this contract plus [/] basis points (1 basis point=0.01%) per year;

② The penalty interest shall be calculated based on the number of days of breach of contract, and shall be charged at a penalty interest rate of [100]% on top of the loan interest rate applicable at the time of this contract.

6. For loans that are both overdue and not used for the purposes specified in the contract, Party B has the right to charge penalty interest at the higher penalty interest rate specified in Article 13, Paragraph 4 and Article 13, Paragraph 5 of this contract.

7. For the interest (including the interest corresponding to the principal declared fully or partially due by Party B) and penalty interest that Party A fails to pay on time, compound interest shall be charged from the date of overdue until the date of full repayment in accordance with the overdue loan penalty interest rate and the interest settlement method stipulated in this contract; For those who are both overdue and have not used the loan for the purpose specified in this contract, compound interest shall be charged on the heavier of the two, and no penalty shall be imposed.

8. The expenses incurred by Party B in realizing its creditor’s rights (including but not limited to litigation fees, arbitration fees, execution fees, insurance premiums, travel expenses, lawyer fees, property preservation fees, notarization and certification fees, translation fees, evaluation and auction fees, etc.) shall be borne by Party A.

Article 14 Continuity of Obligations

All obligations of Party A under this contract are continuous and fully binding on its successors, receivers, assignees, and their merged, reorganized, renamed entities. They shall not be affected by any disputes, claims, legal proceedings, instructions from superior units, or any contracts or documents signed between Party A and any natural or legal person, nor shall they be changed due to Party A’s bankruptcy, inability to repay debts, loss of corporate qualifications, changes in organizational articles, or any essential changes.

Article 15 Notarization

1. If either party to this contract requests notarization, it shall be notarized at a notary office designated by the state.

2. If Party B requests to obtain a notarized certificate with compulsory enforcement effect, Party A agrees that Party B may apply to a notary institution for the issuance of a notarized certificate with compulsory enforcement effect by presenting this contract. The notary fees paid for the compulsory enforcement notarization shall be borne by Party B. If the loan principal and interest of Party B, as well as the relevant expenses that Party A should bear according to law, are not fully repaid within the repayment period stipulated in this contract, Party B may apply for compulsory enforcement to the relevant court in accordance with the law by presenting the notarized certificate.

Article 16 Validity of this Contract

If any provision or part of a provision of this Agreement becomes invalid now or in the future, such invalid provision or part shall not affect the validity of this Agreement or any other provision or part of this Agreement.

Article 17 Other Agreed Matters

[/]

In case of any conflict between this provision and other provisions of this contract, this provision shall prevail.

[/]

Article 18 Application of Law and Resolution of Disputes

This contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan for the purpose of this contract).

Article 19 Dispute Resolution

Any disputes arising from or related to this contract shall be resolved through consultation between Party A and Party B; If the negotiation fails, both parties agree to adopt the second method of resolution as follows:

1. Apply for arbitration to [/], with the place of arbitration being [/], and apply the current effective arbitration rules of the institution at the time of applying for arbitration;

2. Bring a lawsuit to the people’s court with jurisdiction over the domicile of Party B.

Article 20 Force Majeure Events

1. The force majeure event in this contract refers to unforeseeable, unavoidable, and insurmountable objective circumstances that prevent either party from performing this contract normally, including war, strike, martial law, severe floods, fires, windstorms, earthquakes, and other accidents agreed upon by both parties as force majeure.

2. If either party is unable to perform the contract due to a force majeure event, it may be partially or fully exempted from its responsibilities or obligations under this contract based on the impact of the force majeure event. However, the party experiencing force majeure shall promptly notify the other party in writing to mitigate any losses that may be caused to the other party, and shall provide appropriate proof of the occurrence and duration of the force majeure event within a reasonable period of time. At the same time, the party experiencing a force majeure event shall make every effort to minimize the potential impact of the force majeure event on the other party.

3. When a force majeure event occurs, both parties should immediately engage in negotiations within a reasonable period of time to seek a fair and reasonable solution, and make every effort to minimize the consequences of the force majeure event.

Article 21 No Waiver of Rights

The rights of Party B under this contract are cumulative and do not affect or exclude any rights that Party B may have against Party A under laws, regulations, and other contracts. Unless otherwise stated in writing by Party B, the non exercise, partial exercise, and/or delayed exercise of any rights by Party B shall not constitute a waiver or partial waiver of such rights, nor shall it affect, prevent, or hinder Party B’s continued exercise of such rights or the exercise of any other rights.

Article 22 Effectiveness, Amendment and Termination of the Contract

1. The effectiveness of this contract shall be subject to the following [①] method agreed by both parties:

① This contract shall come into effect upon the completion of the electronic channel security verification operation by Party A and the signing of the USB key electronic signature on CITIC Bank’s online banking or mobile banking, and upon the approval of Party B’s review and approval;

② This contract shall come into effect from the date when Party A completes the electronic channel security verification operation and signs it with a USB key electronic signature on CITIC Bank’s online banking or mobile banking, and Party B completes the electronic signature.

③ The legal representative/person in charge or authorized agent of Party A and the person in charge or authorized agent of Party B shall sign (sign or affix their name seal) and affix their official seal or contract specific seal to take effect.

2. After this contract comes into effect, except as otherwise agreed in this contract, neither party shall unilaterally change or terminate this contract; If it is necessary to change or terminate this contract, both parties shall reach a consensus through consultation and sign a written agreement separately.

3. After this contract comes into effect, without the written consent of Party B, Party A shall not transfer all or any part of its rights or obligations under this contract and its annexes. Party A shall transfer all or part of the debt under this contract to a third party, and shall submit a written document to the second party stating that the guarantor agrees to the transfer and continue to assume the guarantee obligation, or provide new guarantees, and obtain the written consent of party B.

Article 23 Notice and Delivery

Unless otherwise agreed in this contract, both parties agree as follows regarding the delivery address (including contact information, the same below) and legal consequences of various notices, letters, attachments, agreements and other documents related to this contract, as well as the delivery of relevant documents and legal documents in case of disputes arising from this contract:

1. Effective delivery address confirmed by both parties:

Party A confirms its valid delivery address as follows
Address		2nd Floor, Building 18, 498 Guoshoujing Road, Pudong New Area
Zip code		201210
Contact		Liu Ya
Phone		/
electronic service	Email	/
	Fax	/
	Mobile	/
	Wechat	/
Party B confirms its valid delivery address as follows
Address		No. 1300 Shenchang Road, Minhang District, Shanghai
Zip code		201107
Contact		Hu Ke
Phone		/
electronic service	Email	/
	Fax	/
	Mobile	/
	Wechat	/

2. If the delivery address confirmed by both parties in this clause changes, they shall notify the other parties in writing within three days from the date of the change. However, both parties agree and acknowledge that if China CITIC Bank and its branches display information related to this contract through channels such as China CITIC Bank’s online banking, mobile banking, official website, etc., such information shall be deemed to have been notified/delivered to the other parties once it is displayed (if the displayed information states an effective date, the date stated shall prevail). When it comes to arbitration, civil litigation, or enforcement procedures, if either party’s delivery address changes, they shall notify the arbitration institution or court in writing on the day of the change. If either party fails to fulfill the obligation of notification and notification in the aforementioned manner, the confirmed delivery address of that party shall still be deemed as a valid delivery address.

3. The scope of application of the delivery address confirmed by both parties in this clause includes all kinds of notices, letters, attachments, agreements and other documents during the performance of this contract, as well as the delivery of relevant documents and legal documents to both parties in case of disputes arising from this contract, including the delivery of relevant case materials and legal documents (including but not limited to: various procedural documents such as pleadings, arbitration applications, acceptance notices, response notices, subpoenas, proof notices, payment notices, etc.; various legal documents such as arbitration awards, judgments, rulings, mediation agreements, etc.) to both parties at various stages after the dispute enters the notarization, arbitration, civil litigation procedures. Unless otherwise agreed in paragraph 2 of this article, one party shall send the above-mentioned documents to the delivery address, it shall be deemed to have been delivered on the following dates:

(1) Postal services (including express delivery, regular mail, and registered mail) shall be deemed delivered on the third day after the date of delivery;

(2) Telephone, fax, email, WeChat or other electronic communication methods shall be deemed as delivered on the date of sending;

(3) Delivered by a designated person, the date of receipt by the recipient shall be deemed as the date of delivery; If the recipient refuses or no one receives the document, the delivery person may take photos or videos to record the delivery process and keep the document, which is also considered as delivery;

(4) If the above methods are used simultaneously, the one that reaches the other party the fastest shall prevail.

If any party provides or confirms an inaccurate delivery address, fails to promptly notify or inform other parties, courts, arbitration institutions, or notary offices in accordance with procedures after a change in delivery address, or if any party or its designated recipient refuses to sign for legal documents, enforcement documents, arbitration awards, or notary office execution certificates, and other legal documents or related documents cannot be delivered, delivered in a timely manner, or actually received by that party, other parties, courts, arbitration institutions, or notary offices shall be deemed to have been effectively delivered in accordance with the above effective delivery rules, and that party shall bear all legal consequences that may arise therefrom. Both parties agree that the court, arbitration institution, or notary public may adopt one or more delivery methods to serve legal documents, and the delivery time shall be based on the earliest delivery method mentioned above.

4. The content of this agreement is a special clause expressly agreed upon by both parties to this contract, and its validity is independent of other clauses of this contract. Regardless of whether other terms of this contract are deemed invalid or revoked by a court, arbitration institution, or other competent authority for any reason, the provisions of this clause shall remain valid.

Article 24 Other

1. When choosing the third option of Article 22, Paragraph 1, this contract shall be signed in [/] copies, with Party A holding [/] copies, Party B holding [/] copies, and relevant departments retaining [/] copies.

2. For the purpose of this contract, “working days”/“bank working days” refer to the banking business days on which the bank accepts general corporate business, excluding national statutory holidays and public holidays.

3. For any matters not covered in this contract, Party A and Party B may sign a separate written agreement as an attachment to this contract. Any attachments, modifications or supplements to this contract shall constitute an integral part of this contract and shall have the same legal effect as this contract.

4. Party B has taken reasonable measures such as bolding, bolding, highlighting, etc. to draw the attention of party A to the clauses under this contract that exempt or limit its liability, and has fully explained the relevant clauses as required by party A. Party A has read all the terms of this contract, fully understands the meanings and corresponding legal consequences of the terms, and agrees to comply with the above terms. Both Party A and Party B have no objection to the understanding of all the terms and conditions of this contract.

(No text below)

Attachment List:

Attachment 1: Payment Authorization Letter

Attachment 2: Sample Seal Reserved by Party A

(This page has no main text and is the signature page for the “RMB Working Capital Loan Contract” with the reference number [Yinhu Xin E-Rong 2024 Zi No. 7316511066 202500105497].)

Party A: CLPS Shanghai Co., Ltd.

(official seal or contract seal)

Signature of legal representative/person in charge

(or authorized agent):

Party B: China CITIC Bank Co., Ltd. Shanghai Branch

(official seal or contract seal)

Signature of the person in charge

(or authorized agent):

Attachment 1

Payment Authorization Letter

(Applicable to bank entrusted payment situations)

China CITIC Bank Co., Ltd. Shanghai Branch:

According to the “RMB Working Capital Loan Contract” (“Loan Contract”) with the reference number of Yin Hu Xin E Rong 2024 Zi 7316511066 No. 202500105497, we hereby authorize your bank to transfer the payment amount from our company’s settlement account (account number: 8110201012301487493) to the following counterparty’s account on the following payment date

The funding plan is for daily production and operation turnover. Please refer to the attached documents for the relevant business contracts.

Full name of counterparty 1:	CLPS Shanghai Co.,Ltd.
Bank:	China Merchants Bank Co., Ltd. Shanghai Century Avenue Branch
Account:	121908367810901
Payment amount:	(In words): Fifteen million yuan (in figures): 15,000,000.00 yuan
Payment date:	June 6, 2025

Our company confirms that:

(1) The statements, guarantees, and commitments made by our company in the loan contract remain true, accurate, and complete on the date of this power of attorney; and

(2) Our company has not violated any provisions of the loan contract or experienced any default events or potential default events as stipulated in the loan contract; and

(3) This power of attorney is irrevocable.

Attachment: 1 copy of business contract

Company name: CLPS Shanghai Co., Ltd.

(official seal or reserved seal)

Legal representative/person in charge or authorized agent: Yang Xiaofeng

Date: June 6th, 2025

Attachment 2

Party A reserves a sample seal

Party A reserves seal one:

Party A reserves seal two:

Party A reserves seal three:

Party A’s seal: (official seal or contract specific seal)

Legal representative/person in charge (or authorized agent): Yang Xiaofeng

June 6th, 2025